UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 450-1982

Company’s telephone number, including area code

_________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into Item 3.02.

The issuance of shares of the common stock of the Company (as defined below) as described herein were issued in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 1, 2015, Mr. Brian Kistler resigned as a member of the Board of Directors (“Board”) of Success Holding Group International, Inc. (the “Company”). The resignation is not in connection with any disagreement with the management of the Company and Mr. Kistler will remain as the President of the Company.

On October 1, 2015, the Board appointed Mr. James Y.L. Wei and Mr. Shu-The Kang as members of the Board to fill the vacancies created by Mr. Brian Kistler’s resignation and increase of the size of the Board, to serve until the next annual meeting of shareholders of the Company or until their successors have been duly elected and qualified.

There is no family relationship between either Mr. Wei or Mr. Kang and any of the Company’s other officers and directors. There are no understandings or arrangements between Mr. Wei, Mr. Kang and any other person pursuant to which Mr. Wei and Mr. Kang were appointed as members of the Board.

Other than disclosed herein, there have been no transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Wei or Mr. Kang had or will have a direct or indirect material interest.

James Y.L. Wei, Age 56, has over 30 years of experience in practicing law in Taiwan and specializes in corporate, finance and securities, consumer protection and intellectual property laws. Mr. Wei has been serving as the Senior Partner of Dacheng Taiwan Law Offices since 2010. Prior to that, Mr. Wei served as Managing Partner of Lo Lin & Wei Law Offices between 1989 and 2010. Mr. Wei is also a member of the Board of Directors for Waterland Financial Holding, Pacific Securities since and Vantone Group. Mr. Wei also serves as the Counsel to the Taipei City Government, Taipei City Council, Consumer Foundation and Chinese Taipei Committee. Mr. Wei obtained his Ph.D. of International Law from Wuhan University in China and Master of Laws from National Taiwan University in Taiwan.

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Shu-The Kang, Age 48, is a renowned entrepreneur with an international background and education. Graduated from the top university in Taiwan, National Taiwan University, with a Bachelor’s Degree in Mechanical Engineering and Pacific Western University with an M.B.A, he has been serving as the senior manager of Tuntex Textile, a leading textile and garment manufacturer in Asean, since 1992. With the multicultural and diverse experience, he was also appointed as a Chairman of the Joint Foreign Chambers of Commerce in Thailand in 2013, an umbrella body for foreign chambers and business associations operation in Thailand.

Pursuant to the terms of the appointment of Mr. Wei and Mr. Kang, each of Mr. Wei or Mr. Kang will receive (i) an annual fee of $24,000 and (ii) 30,000 common stock of the Company, par value $0.001 per share, vesting in three equal installments on the first, second and third anniversaries of the date of appointment.

The foregoing description of the principal terms of the letters of appointment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the letters of appointment attached hereto as Exhibits 10.1 and 10.2, which is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Letter of Appointment to James Y.L. Wei dated October 1, 2015

10.2	Letter of Appointment to Shu-The Kang dated October 1, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL, INC.

Date: October 7, 2015	By:	/s/ Brian Kistler
Brian Kistler
President

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